Exhibit 99.1

Proto Labs Reports Second Quarter 2012 Financial Results

Quarterly Revenue Increases 25% Year over Year, Year-to-Date Revenue

Increases 29% over Prior Year

MAPLE PLAIN, Minn.—July 24, 2012— Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer, today announced its financial results for the second quarter and the first six months ended June 30, 2012.

Highlights include:

•

Revenue for the second quarter of 2012 increased to $30.0 million, 25 percent above revenue of $24.1 million in the second quarter of 2011. US revenue increased 26 percent to $23.9 million and European revenue increased 16 percent to $5.1 million in the second quarter of 2012 compared to the second quarter of 2011.

•	For the first six months of 2012, revenue increased to $59.9 million, or 29 percent above revenue of $46.4 million during the first six months of 2011.

•	During the first six months of 2012, revenue from 1,507 new customer companies totaled $7.4 million and revenue from 3,858 existing customer companies totaled $52.5 million.

•

Net income during the second quarter of 2012 totaled $5.1 million, or $0.20 per share. After adding back the after-tax expense of stock compensation, non-GAAP net income was $5.7 million, or $0.23 per share. See “Non-GAAP Financial Measure” below.

“Our continuing revenue growth reflects the growing adoption of our Protomold and Firstcut services,” said Brad Cleveland, President and CEO of Proto Labs. “Our strong second quarter financial results were achieved despite macro-environment headwinds and demonstrate the robustness of our global, diversified, technology-enabled business and the benefits of a very broad customer base.”

Additional highlights include:

•	Gross margin was 59.1 percent of revenue in the second quarter of 2012 compared with 60.4 percent in the second quarter of 2011.

•

During the second quarter of 2012, spending on research and development, including the Protoworks initiatives, totaled $2.4 million, or 8.0 percent of revenue. This compares to $1.7 million, or 5.5 percent of revenue during the first quarter of 2012.

•	Operating margin was 24.9 percent of revenue compared with 27.6 percent in the second quarter a year ago.

•	Cash generated from operations totaled $11.5 million in the first six months of 2012 compared to $10.4 million during the same period in 2011.

•	Expenditures on capital equipment were $12.7 million in the first half of 2012.

“Our world-class team continues to focus on acquiring new customers, growing our business with existing customers and expanding our services. We are working to continuously improve what is already the fastest and most-efficient low-volume custom manufacturing service in the world, and we’ve clearly just begun to scratch the surface of a global opportunity,” concluded Mr. Cleveland.

Non-GAAP Financial Measure

The company has included non-GAAP net income, adjusted for stock-based compensation expense in this press release to provide investors with additional information regarding the company’s financial results. The company has provided below a reconciliation of non-GAAP net income, adjusted for stock-based compensation expense, to net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income, adjusted for stock-based compensation expense, is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provides a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income, adjusted for stock-based compensation expense, provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its first quarter financial results today, July 24, at 8:30 a.m. ET. To access the call in the U.S. please dial 866-804-6922. Outside the U.S. please dial. 857-350-1668. Use participant code 85241974#. A simultaneous webcast of the call will also be available on the investor relations section of the company’s website at www.protolabs.com/investors. An audio replay will be available for 14 days following the call on the investor relations website of Proto Lab’s website.

About Proto Labs, Inc.

Proto Labs is a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production. Proto Labs provides “Real Parts, Really Fast” to product developers worldwide. Proto Labs utilizes computer numerical control (CNC) machining and injection molding to manufacture custom parts for our customers. For more information, visit protolabs.com.

Forward-Looking Statements Statements

contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section of the final prospectus relating to the Proto Labs’ initial public offering, as filed with the SEC, as well as in Proto Labs’ subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Jack Judd, 763-479-7408

Jack.judd@protolabs.com

Media Relations:

Bill Dietrick, 763-479-7664

Bill.dietrick@protolabs.com

Proto Labs, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$44,386	$8,135
Short-term marketable securities	14,269	250
Accounts receivable, net	13,717	11,533
Inventory	3,986	3,797
Other current assets	4,461	4,362

Total current assets	80,819	28,077
Property and equipment, net	44,083	34,249
Long-term marketable securities	20,073	—

Total assets	$144,975	$62,326

Liabilities, redeemable convertible stock and shareholder’s equity (deficit)
Current liabilities
Accounts payable	$4,055	$4,431
Accrued compensation	3,719	4,767
Accrued liabilities and other	1,415	351
Current portion of long-term debt obligations	378	390

Total current liabilities	9,567	9,939

Deferred tax liability	4,252	4,252
Long-term debt obligations	432	613
Other	815	871

Redeemable convertible preferred and common stock	—	66,894

Shareholders’ equity (deficit)	129,909	(20,243)

Total liabilities, redeemable convertible stock and shareholders’ equity (deficit)	$144,975	$62,326

Proto Labs, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues
Protomold	$21,446	$18,216	$43,239	$35,137
Firstcut	8,505	5,836	16,682	11,250

Total revenues	29,951	24,052	59,921	46,387

Cost of revenues
Protomold	8,960	6,973	17,896	13,171
Firstcut	3,279	2,544	6,586	4,775

Total cost of revenues	12,239	9,517	24,482	17,946

Gross profit	17,712	14,535	35,439	28,441

Operating expenses
Marketing and sales	4,557	3,924	8,998	7,139
Research and development	2,401	1,223	4,061	2,335
General and administrative	3,288	2,753	7,276	5,259

Total operating expenses	10,246	7,900	20,335	14,733

Income from operations	7,466	6,635	15,104	13,708
Other income (expense), net	173	78	(404)	(3)

Income before income taxes	7,639	6,713	14,700	13,705
Provision for income taxes	2,493	2,182	4,772	4,451

Net income	5,146	4,531	9,928	9,254
Less: dividends on redeemable preferred stock	—	(1,042)	—	(2,073)
Less: undistributed earnings allocated to preferred shareholders	—	(1,160)	—	(2,419)

Net income attributable to common shareholders	$5,146	$2,329	$9,928	$4,762

Net income per share:
Basic	$0.22	$0.19	$0.44	$0.40

Diluted	$0.20	$0.17	$0.42	$0.37

Shares used to compute net income per share:
Basic	23,929,886	12,007,674	22,432,415	12,013,876
Diluted	25,280,835	13,364,610	23,743,122	12,966,086

Proto Labs, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2012	2011
Operating activities
Net income	$9,928	$9,254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,768	1,882
Stock-based compensation expense	1,620	411
Changes in operating assets and liabilities:	(2,838)	(1,110)

Net cash provided by operating activities	11,478	10,437

Investing activities
Purchases of property and equipment	(12,664)	(6,350)
Purchases of marketable securities	(34,342)	—
Proceeds from sale of marketable securities	250	500

Net cash used in investing activities	(46,756)	(5,850)

Financing activities
Proceeds from initial public offering, net of offering costs	71,530	—
Payments on debt, net	(191)	(3,248)
Proceeds from exercises of warrants and stock options	37	547

Net cash provided by (used in) financing activities	71,376	(2,701)

Effect of exchange rate changes on cash and cash equivalents	153	14

Net increase in cash and cash equivalents	36,251	1,900

Cash and cash equivalents, beginning of period	8,135	6,101

Cash and cash equivalents, end of period	$44,386	$8,001

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measure

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2012	June 30, 2012
Non-GAAP net income, adjusted for stock-based compensation expense:
GAAP net income	$5,146	$9,928
Add back: Stock-based compensation expense
Cost of revenue	100	145
Marketing and sales	110	183
Research and development	126	204
General and administrative	434	1,088

Total stock-based compensation expense	770	1,620
Less: Tax benefit on stock-based compensation	(204)	(469)

Non-GAAP net income	$5,712	$11,079

Non-GAAP net income per share:
Basic	$0.24	$0.49

Diluted	$0.23	$0.47

Shares used to compute non-GAAP net income per share:
Basic	23,929,886	22,432,415
Diluted	25,280,835	23,743,122